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                                  EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

                                                           State of
Name                                                       Incorporation
----                                                       -------------

Byron Preiss Multimedia On-Line Services, Inc.             Delaware

Byron Preiss Multimedia Holdings, Inc.                     Delaware

Virtual Comics, Inc.                                       Delaware

Dolphin, Inc.                                              New Jersey